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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Mac-Gray Corporation of our report dated August 22, 1997 relating to the financial statements of Intirion Corporation, which appears in such Prospectus/Proxy Statement. We also consent to the application of such report to the Financial Statement Schedule for the three years ended June 30, 1997 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus/Proxy Statement. However, it should be noted that Price
Waterhouse LLP has not prepared or certified such "Selected Historical Financial Data."

/s/ Price Waterhouse LLP

Boston, Massachusetts

March 5, 1998